Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN PISHPOSH, INC. AND JESSE SUTTON

This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of December 20, 2022 (the “Effective Date”) by and between PishPosh, Inc. (the “Company”) and Jesse Sutton (the “Executive”).

WHEREAS, Executive and Pish Posh Baby LLC (“PPB”) previously entered into an Employment Agreement effective as of January 12, 2022 (the “Employment Agreement”);

WHEREAS, on February 25, 2022, PPB merged with an into the Company with the Company surviving such merger and succeeding to the business of PPB and assuming the contracts of PPB, including the Employment Agreement; and

WHEREAS, the Company and Executive each believe it is in their respective best interests to enter into amended employment terms for Executive setting forth the mutual understandings and agreements reached between the Company and the Executive with respect to the Executive’s continued employment with the Company.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Section B of Article I is hereby amended by deleting such section in its entirety and replacing it with the following:

“B.      Performance. The Executive's principal place of employment shall be in Lakewood, NJ. During the Executive's employment with the Company, the Executive shall devote such of the Executive's time, energy, skill and reasonable best efforts as is necessary to the performance of the Executive's duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company, and shall exercise reasonable best efforts to perform the Executive's duties in a diligent, trustworthy, good faith and business-like manner, all for the purpose of advancing the business of the Company. The Executive shall at all times act in a manner consistent with the Executive's position.”

2.	This Amendment shall be governed by and construed under the laws of the State of Delaware.

3.	Except as otherwise amended under this Amendment, the remaining provisions of the Employment Agreement apply in full force and effect.

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IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed as of the first date written above.

COMPANY:

PISHPOSH, INC.

By:	/s/ Charlie Birnbaum
Name:	Charlie Birnbaum
Title:	Chief Operating Officer

EXECUTIVE:

/s/ Jesse Sutton
Jesse Sutton

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